      As filed with the Securities and Exchange Commission on May 23, 1996
                                                       Registration No. 33-88708
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     95-2488811
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                         -----------------------------

                                 Robert D. Bagby
                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                           Higham, McConnell & Dunning
                           28202 Cabot Road, Suite 450
                      Laguna Niguel, California 92677-1250

                         -----------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
/ /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                             [COVER PAGE CONTINUED]

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                Proposed                 Proposed
                                                                 maximum                  maximum                    Amount
                                                                offering                 aggregate                     of
Title of securities                Amount to be                 price per                offering                 registration
 to be registered                   registered                    share                  price(1)                      fee
==============================================================================================================================
Common Stock,
  $.10 par value
  per share                          125,000                     $0.5625                  $70,313                  $100.00(2)
==============================================================================================================================

- -------------------------

(1) The offering price is estimated pursuant to the provisions of Rule 457 solely for the purpose of calculating the registration fee (based on the closing sale price for the Registrant's Common Stock on the American Stock Exchange on January 19, 1995).

(2)  Previously paid.

P R O S P E C T U S

                                 125,000 Shares

                            GENERAL AUTOMATION, INC.

                                  Common Stock


         This Prospectus relates to 125,000 shares of Common Stock (the "Shares") of General Automation, Inc. (the "Company"). The Shares may be offered and sold from time to time by and for the account of one or more of the shareholders (the "Selling Shareholders") of the Company identified under the caption "Selling Shareholders." The Company will receive no part of the proceeds of such sales. The Company will bear all of the expenses incurred in connection with the offer and sale of the Shares, other than any commissions, discounts or fees of underwriters, dealers or agents.

         The sale of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.

         The Company's Common Stock is traded on the American Stock Exchange. On May ___, 1996, the closing price of the Company's Common Stock on the American Stock Exchange was $____________ per share.

                     ______________________________________

              AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES
                    CERTAIN RISKS. SEE "RISK FACTORS" BELOW.

                     ______________________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ______________________________________

                  The date of this Prospectus is May ___, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: 7 World Trade Center, New York, New York 100048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at The American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1818.

         The Company has filed a registration statement with the Commission with respect to the Shares being offered under this Prospectus (the "Registration Statement"). This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by the amendments thereto filed May 2, 1996 and May 22, 1996, respectively.

         (b) The Company's report on Form 10-Q for the quarter ended December 31, 1995, as amended by the amendment thereto filed May 2, 1996.

         (c) The Company's report on Form 10-Q for the quarter ended March 31, 1996.

         (d)  The Company's report on Form 8-K filed on May 22, 1996.

         (e) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed filed under such provisions. For purposes of this Prospectus, any statement in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference, or in a supplement or appendix to this Prospectus, modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the document which this Prospectus incorporates. Written or oral requests should be directed to General Automation, Inc., 17731 Mitchell North, Irvine, California 92714; Attention: Corporate Secretary; Telephone (714) 250-4800.

                                   THE COMPANY

         General Automation, Inc. (the "Company") was incorporated in California in 1967 and reincorporated in Delaware in 1986. The Company integrates computer systems and software and provides value-added services for application solutions. The Company has positioned itself as a service and support company offering open systems and complimentary software products to a worldwide network of value-added resellers. The Company's product lines include a broad range of hardware platforms including Intel and PowerPC based systems, providing a wide range of systems, complimentary operating environments and value-added customer services.

         As of September 30, 1995, the end of the Company's most recently completed fiscal year, the Company had an accumulated deficit of $42,501,000.

         The Company's principal executive offices are located at 17731 Mitchell North, Irvine California, and its telephone number is (714) 250-4800.

                                  RISK FACTORS

         Prospective purchasers of the Shares offered hereby should consider, in addition to the information set forth elsewhere in this Prospectus or incorporated herein by reference, the following risk factors concerning the
Company:

         Recent Operating Losses. The Company has incurred losses before extraordinary items in two of its last three, and three of its last five, fiscal years. There can be no assurance that the Company will be able to achieve or sustain profitable operations in the future.

         Possible Loss of AMEX Listing. The Company's Common Stock is listed on the American Stock Exchange (the "Exchange"). The delisting of the Company's Common Stock on the Exchange could have a material adverse effect on the market for, and the market price of, the Company's Common Stock, and a material adverse effect on the ability of the Company to raise capital. In determining whether a security warrants continued listing on the Exchange, the Exchange does not rely on any precise mathematical formula. Rather, it considers many factors, including the degree of investor interest in the issuer of the security, the issuer's prospects for growth, and whether the security has suitable characteristics for auction market trading. The Rules of the Exchange state, however, that the Exchange will normally consider delisting a security if any one of a number of events shall occur, including the following: (i) the issuer has stockholders' equity of less than $4,000,000 and has sustained losses from continuing operations in three of its four most recent fiscal years, or (ii) the security has traded for a substantial period of time at a low price per share. The Company has sustained losses before extraordinary items in three of its last four fiscal years, and the Company's stockholders' equity as of September 30, 1995, its most recent fiscal year-end, was $771,000. Moreover, the Company's Common Stock has traded at less than $1.00 per share during most of the preceding two years. In 1995, the Company received notice that the Exchange was reviewing the continued listing of the Company's Common Stock. However, following discussions between the Company's management and Exchange officials in November 1995, the Exchange informed the Company that the Exchange would defer any delisting action pending a review of the Company's performance over the ensuing two or three fiscal quarters. Since those discussions, the revenues, results of operations and financial condition of the Company have improved substantially, and the price of the Company's Common Stock on the Exchange has increased significantly. Accordingly, the Company does not believe that action will be taken by the Exchange to delist the Company's Common Stock. The Company's management continues to be in frequent contact with Exchange officials concerning these issues.

         Technological Innovations; Decreasing Profit Margins. Competition in the computer hardware market is intense and is characterized by constant introduction of new, more cost effective products caused by rapid technological advances. The Company in the past has been able to keep pace with these technological changes. However, during the last approximately eighteen months, it has become more apparent that the Company cannot continue to compete effectively with its own hardware platforms, and has made the decision to focus its resources on the integration and distribution of hardware products engineered and manufactured by other companies, with value added features provided by the Company, such as its R91 Post Relational Database Application Environment, and full service and support. This change has resulted in a decrease in the gross profit margins which the Company is able to achieve on its hardware sales.

         Instability of Service Revenues. During fiscal 1993, 1994 and 1995, the Company's domestic service revenues have been $7,742,000, $7,121,000 and $7,249,000, respectively. This relative instability in domestic service revenues is due primarily to two factors. One such factor is the maturation of the installed base of the Company's hardware products which, if not replaced by Company hardware, often leads to service contracts being placed with another service organization. The effect of this factor is heightened by the Company's decision, as discussed above, to focus its resources on the integration and distribution of hardware products engineered and manufactured by others, with value added features provided by the Company, rather than the sale of the Company's own hardware platforms. The second factor is the very aggressive pricing policies of the Company's competitors.

         Competition. The Company competes with a number of companies, many of which have substantially greater financial, technological, marketing and other resources than the Company. Such competitors include Data General Corporation, Digital Equipment Corporation, Hewlett Packard Company, and International Business Machines.

         Cash Flow Constraints; Potential Need for Additional Financing. The Company continues to operate under restricted cash resources. The Company has an agreement with a lender for a revolving line of credit, not to exceed $800,000, which is collateralized by domestic accounts receivable. The agreement is renewable at six month intervals and bears interest at a rate of prime plus 6%, but not less than 14%. In addition, there are other monthly costs for maintaining the line of credit. Because the amount of credit available is dependent upon accounts receivable levels, varying levels of domestic activity could preclude full utilization of this credit facility, which might require that the Company obtain financing from alternative sources. There can be no assurance that the Company will be able to obtain financing from other sources if necessary.

         Dependence Upon Key Personnel. The Company is substantially dependent upon the continuing services of Ms. Jane Christie, the Company's President and Chief Executive Officer, who is 44 years old, Mr. Robert Bagby, the Company's Vice Chairman of the Board, who is 63 years old, and Mr. John R. Donnelly, the Company's Vice President Finance and Chief Financial Officer, who is 61 years old.

         Lack of Dividends. The Company has not previously paid dividends to its shareholders, and does not anticipate doing so in the foreseeable future.

                              SELLING SHAREHOLDERS

         All of the Shares offered by this Prospectus are being offered by the Selling Shareholders for their own respective accounts. The following table sets forth certain information as of May 22, 1996 with respect to the Selling Shareholders and the shares of the Company's Common Stock which they beneficially own:

                                                                                              Percentage
                                                                                               of Class
                             Shares Owned           Shares              Shares Owned            Owned
Name of Selling                Prior to           Covered by             After the              After
  Shareholder                  Offering           Prospectus             Offering(1)          Offering(1)
- ---------------              ------------         ----------            ------------          -----------
Robert Kramer                   75,000              75,000                  -0-                     0%

Lawrence Michels(2)            764,833(3)           50,000               714,833(3)               9.0%

(1)  Assuming the sale of all of the Shares to which this Prospectus relates.
(2)  Mr. Michels is Chairman of the Board of Directors of the Company.
(3)  Includes 535,000 shares subject to currently exercisable stock options.

                              PLAN OF DISTRIBUTION

         The sale of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.

         The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares offered by this Prospectus until the earlier of (i) November 17, 1996, or (ii) the sale of all of the Shares offered hereby. The Company has also agreed to pay the fees and expenses incurred by it in connection with the preparation and filing of the Registration Statement of which this Prospectus is a part. However, the Selling Shareholders are responsible for any commissions, discounts or fees of underwriters, brokers, dealers or agents, and any transfer taxes applicable to the Shares sold pursuant to this Prospectus.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Higham, McConnell & Dunning, 28202 Cabot Road, Suite 450, Laguna Niguel, California 92677-1250.

================================================================================

         No dealer, salesman or other person has been authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus (including any Prospectus Supplement) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Selling Shareholders. This Prospectus (including any Prospectus Supplement) does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                                -----------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Available Information.................................................     2
Incorporation of Certain Documents by Reference.......................     2
The Company...........................................................     3
Risk Factors..........................................................     3
Selling Shareholders..................................................     5
Plan of Distribution..................................................     5
Experts...............................................................     6
Legal Matters.........................................................     6




                                     125,000
                                    Shares of
                                  Common Stock






                            GENERAL AUTOMATION, INC.










                                   ----------

                                   PROSPECTUS

                                   ----------






                                  May    , 1996




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following sets forth the estimated amounts of expenses in connection with the offering of the shares of Common Stock pursuant to this Registration Statement, all of which shall be borne by the Company:

           Securities and Exchange Commission Fee ..........    $   100
           Accounting Fees and Expenses ....................    $ 8,000
           Legal Fees and Expenses .........................    $ 8,500
           Miscellaneous Expenses ..........................    $ 1,100
                                                                -------

                           Total ...........................    $17,700
                                                                =======


Item 15. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Indemnification Agreements entered into by the Company and its officers and directors provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

         In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under the provisions of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.

Item 16. Exhibits

         5     Opinion of Higham, McConnell & Dunning

         23.1  Consent of Higham, McConnell & Dunning (included in Exhibit 5)

         23.2  Consent of Price Waterhouse LLP

         24 Power of Attorney (set forth on the signature page of this Registration Statement)

Item 17. Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (d) The undersigned Registrant hereby undertakes:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or

               497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 22nd day of May, 1996.

                                          GENERAL AUTOMATION, INC.

                                          By: /s/Jane Christie                 *
                                              ---------------------------------
                                              Jane Christie, President
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                            Title                                 Date
                  ---------                            -----                                 ----
/s/ Lawrence Michels    *                      Chairman of the Board                     May 22, 1996
- ------------------------                           and Director
Lawrence Michels


/s/ Robert D. Bagby     *                          Vice Chairman                         May 22, 1996
- ------------------------                           and Director
Robert D. Bagby


/s/ John R. Donnelly                              Chief Financial                        May 22, 1996
- ------------------------                            Officer and
John R. Donnelly                               Principal Accounting
                                                      Officer

/s/ Leonard Mackenzie   *                            Director                            May 22, 1996
- ------------------------
Leonard Mackenzie


/s/ Philip T. Noden     *                            Director                            May 22, 1996
- ------------------------
Philip T. Noden


/s/ Paul Morigi         *                            Director                            May 22, 1996
- ------------------------
Paul Morigi


/s/ Robert M. McClure   *                            Director                            May 22, 1996
- ------------------------
Robert M. McClure


* By: /s/ John R. Donnelly
      --------------------
      John R. Donnelly
      Attorney-in-Fact

                                  EXHIBIT INDEX


      Exhibit No.                 Description
      -----------                 -----------

           5             Opinion of Higham, McConnell &
                         Dunning*

         23.1            Consent of Higham, McConnell &
                         Dunning (included in Exhibit 5)

         23.2            Consent of Price Waterhouse LLP

          24             Power of Attorney (set forth on the
                         signature page of this Registration
                         Statement)


- ---------------
* Previously filed